Exhibit 99.1

GreenLight Biosciences Enters into Definitive Merger Agreement with Consortium Led by

Fall Line Endurance Fund for Go-Private Transaction

Lexington, Mass., May 30, 2023 — GreenLight Biosciences Holdings, PBC (NASDAQ: GRNA) (“GreenLight” or the “Company”) today announced that the Company has entered into a definitive agreement (the “Merger Agreement”) to be acquired by a group of buyers led by Fall Line Capital, LLC (“Fall Line”) in an all-cash transaction valuing the Company at approximately $45.5 million.

Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein, Fall Line, together with its affiliates, agreed that it will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company (the “Company Common Stock”), other than certain excluded shares, for $0.30 per share (the “Offer Price”), net to the seller in cash, without interest thereon, and subject to any required withholding, upon the terms and subject to the conditions of the Merger Agreement. The Offer Price represents a 50% premium to the closing price of the Company’s Common Stock as of May 26, 2023, the last trading day prior to the date of this announcement.

In connection with the transactions contemplated by the Merger Agreement, certain existing stockholders of the Company, together holding approximately 79.5% of the outstanding shares of the Company Common Stock, entered into contribution and exchange agreements pursuant to which such stockholders agreed to contribute their shares of Company Common Stock in exchange for shares of Series A-2 Preferred Stock of a newly formed holding company (the “Private Company”) that will own 100% of the Company upon the consummation of the transactions contemplated by the Merger Agreement.

In addition, in connection with the transactions contemplated by the Merger Agreement, Fall Line and certain investors entered into a Secured Convertible Note Purchase Agreement (the “Note Purchase Agreement”), to which the Company is a third-party beneficiary and under which the Private Company shall issue up to $100 million of Convertible Secured Promissory Notes (the “Private Company Notes”) to the investors at the closing of the Merger Agreement, of which $52.075 million is committed as of the date hereof.

In connection therewith, the Company will receive $15.0 million of cash and will issue $15.0 million of unsecured notes (the “Advance Notes”) for the purpose of providing working capital to the Company on May 30, 2023. At the closing of the merger, the Advance Notes shall automatically be exchanged for Private Company Notes issued by Private Company, with the principal balance of the Advance Notes plus all accrued interest being credited towards the Private Company Notes principal amount on a dollar-for-dollar basis.

Approvals and Timing

The transaction was negotiated on behalf of the Company by a Special Committee of its Board of Directors (the “Special Committee”) composed entirely of independent directors with the assistance of independent financial and legal advisors. Following the Special Committee’s unanimous recommendation, the Company’s Board of Directors unanimously approved the Merger Agreement and has recommended that the Company’s stockholders tender their shares of Company Common Stock in the Offer.

Subject to customary closing conditions, the Company expects the transaction to close in the third quarter of 2023. The transaction is not subject to a financing condition. Upon completion of the transaction, the Company will become a privately-held company and the Company’s shares will no longer trade on the Nasdaq Stock Exchange.

Under the terms of the Merger Agreement, the Company may solicit alternative acquisition proposals from third parties during a 30-day “go-shop” period beginning on the date of the Merger Agreement. There can be no assurances that the “go-shop” will result in a superior proposal. The Company does not intend to disclose developments related to the solicitation process until it determines whether such disclosure is appropriate or is otherwise required.

Advisors

Goodwin Procter LLP is serving as legal counsel to the Company. Roth Capital Partners, LLC is serving as financial advisor and Foley Hoag LLP is serving as legal counsel to the Special Committee. O’Melveny & Myers LLP is serving as legal counsel to Fall Line.

About GreenLight Biosciences

GreenLight Biosciences aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. Our RNA platform allows us to research, design, and manufacture for human, animal, and plant health. In human health, this includes messenger RNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The Company’s platform is protected by numerous patents. GreenLight’s human health product candidates are in the pre-clinical stage, and its product candidates for the agriculture market are in the early stages of development or regulatory review. GreenLight is a public benefit corporation that trades under the ticker GRNA on Nasdaq. For more information, visit www.greenlightbiosciences.com.

About Fall Line Capital

Fall Line Capital is a private equity firm uniquely focused on investments in U.S. farmland, active management of farmland, and AgTech startups that are strategic to its land holdings. Fall Line was co-founded by Clay Mitchell, a fifth-generation Iowa farmer with degrees in biomedical engineering and agronomy, and Eric O’Brien, a Silicon Valley venture capital veteran with financial services and operations experience, who met and became friends as undergrads at Harvard. Their friendship and professional paths intersected when the pair began evaluating AgTech opportunities together, which led to the creation of Fall Line in 2011. Fall Line seeks to improve the sustainability of food and agriculture by combining the best of precision farming techniques with agronomy and the latest in new technologies to change the fundamental productivity and value of farmland. Fall Line’s AgTech investments include Guardian Agriculture, Granular (acquired by DuPont/Pioneer), GreenLight Biosciences, Impossible Foods, Lithos Carbon, Planet, Sound Agriculture, and Swift Navigation among others. The firm is headquartered in San Mateo, CA with regional offices across the United States. http://fall-line-capital.com.

Important Information And Where To Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company, nor is it a substitute for the tender offer materials that the Company and Fall Line, will file with the U.S. Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy the Company stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Fall Line intends to file with the SEC. At the time the tender offer is commenced, Fall Line will file a Tender Offer Statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WITH RESPECT TO THE TENDER OFFER, OR, IF APPLICABLE, VOTING ON THE TRANSACTION. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Fall Line or the Company. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.greenlightbio.com/ or by contacting the Company’s Investor Relations Department at investors@greenlightbio.com. Copies of the documents filed with the SEC by Fall Line will be available free of charge on Fall Line’s website at https://fall-line-capital.com/contact/ or by contacting Fall Line’s Investor Relations Department at info@fall-line-cap.com or 650.235.4032.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement Fall Line and the Company each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information filed by Fall Line or the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Fall Line’s and the Company’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “will,” “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations, estimates and projections about the industry and markets in which the Company operates and the Company’s beliefs and assumptions as to the timing and outcome of future events, including related to the timing of, and costs associated with, the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks and uncertainties which are, in many instances, difficult to predict and beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the failure to satisfy any of the other conditions to the completion of the proposed Merger, including the risk that Fall Line may not receive the requisite number of shares tendered from Company stockholders to complete the Offer prior to the outside date set forth in the Merger Agreement; (iii) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (iv) the response of the Company’s competitors to the proposed Merger; (v) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed Merger; (vi) the ability to meet expectations regarding the timing and completion of the proposed Merger; (vii) significant costs associated with the proposed Merger; (viii) potential litigation relating to the proposed Merger; (ix) restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities; (x) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (xi) the closing of the proposed financing; and (xii) the other risks, uncertainties and factors detailed in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.

There can be no assurance that the proposed transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and the Company does not intend to do so.

Contacts:

Media Contact:

Thomas Crampton

SVP Corporate Affairs

GreenLight Biosciences

press@greenlightbio.com

Investor Contact:

Ingrid Fung

Director, Enterprise Operations and Strategy & Head of Investor Relations

GreenLight Biosciences

investors@greenlightbio.com